Exhibit 4.1
NISSAN MASTER OWNER TRUST RECEIVABLES
Issuer
THE BANK OF NEW YORK
(as successor-in-interest to JPMorgan Chase Bank, National Association)
Indenture Trustee
SERIES 2007-A
INDENTURE SUPPLEMENT
Dated as of May 30, 2007
NISSAN MASTER OWNER TRUST RECEIVABLES,
SERIES 2007-A

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TABLE OF CONTENTS
(continued)
EXHIBIT A     Form of Series 2007-A Notes
EXHIBIT B     Form of Monthly Servicer’s Statement
EXHIBIT C     Form of Authorized Officer Certificate
APPENDIX A     Regulation AB Representations, Warranties and Covenants

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     SERIES 2007-A INDENTURE SUPPLEMENT, dated as of May 30, 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture Supplement”), by and between NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware statutory trust, as issuer (the “Issuer”), and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (successor-in-interest to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national association validly existing under the laws of the United States), as Indenture Trustee (the “Indenture Trustee”).
RECITALS
     A. Section 2.12 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.
     B. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 2007-A Notes and specifying the principal terms thereof.
     In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
GRANTING CLAUSES
     In addition to the Grant of the Indenture, the Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 2007-A Notes, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired) in, to and under:
     (i) all Collections on the Receivables allocated to the Holders of the Series 2007-A Notes;
     (ii) the Accumulation Account, the Reserve Account and all amounts on deposit therein from time to time; and
     (iii) all present and future claims, demands, causes of action and choses in action regarding the foregoing and all payments on the foregoing and all proceeds of any nature whatsoever regarding the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, instruments, investment property, money, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of the foregoing.
     The foregoing Grants are made in trust to secure (a) the Issuer’s obligations under the Series 2007-A Notes equally and ratably without prejudice, priority, or distinction between any Series 2007-A Note and any other Series 2007-A Note, (b) the payment of all other sums payable under the Series 2007-A Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 2007-A Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.
     The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of Series 2007-A Noteholders may be adequately protected.
ARTICLE I
CREATION OF SERIES 2007-A NOTES
     Section 1.01. Designation.
     (a) There is hereby created a Series of Notes to be issued by the Issuer on the Series 2007-A Issuance Date pursuant to the Indenture and this Indenture Supplement to be known as the “Nissan Master Owner Trust Receivables, Series 2007-A Notes” or the “Series 2007-A Notes.” The Series 2007-A Notes will be due and payable on the Series 2007-A Final Maturity Date.
     (b) The Series 2007-A Notes will be included in Excess Interest Sharing Group One and in Excess Principal Sharing Group One. The Series 2007-A Notes shall not be subordinated to any other Series.
     (c) The first Payment Date with respect to the Series 2007-A Notes shall be June 15, 2007. The first payment period will consist of 16 days, and interest will be calculated on the basis of the actual number of days elapsed in such period and a year of 360 days.
     (d) The Series 2007-A Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes under the Indenture. If any provision of the Series 2007-A Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 2007-A Notes or this Indenture Supplement, as the case may be, control.
     (e) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 2007-A and this Indenture Supplement and to no other Series or Indenture Supplement.
ARTICLE II
DEFINITIONS
     Section 2.01. Definition.
     Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     “Accumulation Account” has the meaning specified in Section 4.10(a).
     “Accumulation Period” means, unless an Early Amortization Period shall have occurred prior thereto, the period commencing on the Accumulation Period Commencement Date and terminating on the earlier of (i) the close of business on the day immediately preceding the date on which an Early Amortization Period commences and (ii) the last day of the Collection Period preceding the Payment Date on which the Series 2007-A Outstanding Principal Amount is expected to be paid in full.
     “Accumulation Period Commencement Date” means, the close of business on November 1, 2009 or such later date as is determined in accordance with Section 4.11.
     “Accumulation Period Length” has the meaning specified in Section 4.11.
     “Accumulation Shortfall” means (i) on the first Payment Date with respect to the Accumulation Period, zero and (ii) thereafter, on each Payment Date with respect to the Accumulation Period, the excess, if any of the Controlled Deposit Amount for the preceding Payment Date over all amounts deposited in the Accumulation Account pursuant to Section 4.04 on such Payment Date.
     “Additional Interest” has the meaning set forth in Section 4.02(b).
     “Adjusted Pool Balance” means, as of any day in a Collection Period, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to amounts transferred to the Issuer on that date) on such day.
     “Advance” has the meaning set forth in Section 4.03.
     “Annex of Definitions” shall mean the Annex of Definitions attached to the Transfer and Servicing Agreement, as amended, supplemented or otherwise modified from time to time.
     “Calculation Agent” means, initially, the Indenture Trustee and, thereafter, any other Person designated by the Indenture Trustee to act in such capacity.
     “Cash Management Account” means one or more deposit, demand deposit or similar accounts or any securities account administered by NMAC, into which a Dealer may, from time to time, pursuant to a cash management agreement between NMAC and such Dealer, deposit funds for the purpose of reducing the balance on which interest accrues under the Floorplan Financing Agreement between NMAC and such Dealer.
     “Cash Management Account Balance” means, at any time, the aggregate of all amounts on deposit in the Cash Management Account pursuant to the applicable cash management agreement between NMAC and a Dealer.
     “Collection Period” means, (i) with respect to the June 2007 Payment Date, the period commencing on (and including) May 1, 2007 and ending on (and including) May 31,

2007 and (ii) with respect to any other Payment Date, the calendar month preceding the month in which that Payment Date occurs.
     “Controlled Accumulation Amount” means, for any Payment Date with respect to the Accumulation Period, $166,666,667; provided, however, that if the Accumulation Period Length is determined to be less than six months pursuant to Section 4.11, the Controlled Accumulation Amount for each Payment Date with respect to the Accumulation Period shall be equal to the quotient obtained by dividing (i) the Series 2007-A Initial Invested Amount by (ii) the Accumulation Period Length.
     “Controlled Deposit Amount” means, for any Payment Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Payment Date and any Accumulation Shortfall existing on such Payment Date.
     “Corporate Trust Office” means the principal office of the Indenture Trustee, 101 Barclay Street, Fl 4W, New York, NY 10286, at which at any particular time its corporate trust business will be administered.
     “Covered Amount” means, for any day on which amounts are on deposit in the Accumulation Account, an amount equal to the product of (i) a fraction, the numerator of which is 1 and the denominator of which is 360, (ii) the Note Interest Rate with respect to the Interest Period in which such day occurs and (iii) the sum of (x) the aggregate amount on deposit in the Accumulation Account, if any, on such day, and (y) the Series 2007-A Allocation Percentage of amounts on deposit in the Excess Funding Account on such day, if any, in each case, after giving effect to any deposit thereto on such day.
     “Date of Processing” means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer’s computer file of accounts (without regard to the effective date of such recordation).
     “Dealer Overconcentrations” means, on any Payment Date, with respect to the following Dealers or groups of affiliated Dealers, the sum of the following:
     (A) the amount by which the aggregate balance of Principal Receivables due from AutoNation, Inc. and its affiliates, less any amounts on deposit in the Cash Management Account relating to such Receivables, exceeds 10% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;
     (B) the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from each of the next three largest Dealers or groups of affiliated Dealers exceeds 3.5% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date;
     (C) the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from the next largest dealer or group of affiliated dealers exceeds 2.75% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date; and

     (D) the amount by which the aggregate balance of Principal Receivables, less any amounts on deposit in the Cash Management Account relating to such Receivables, due from any other Dealer or group of affiliated Dealers exceeds 2% of the Pool Balance, in each case, on the last day of the Collection Period immediately preceding such Payment Date.
     “Defaulted Amount” means, for any day in a Collection Period, an amount (which shall not be less than zero) equal to (a) the principal balance of Receivables (net of any amounts on deposit in the Cash Management Account with respect to such Receivables) that became Defaulted Receivables on such day, minus (b) the principal amount of any such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of the Transfer and Servicing Agreement (except that if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables that are subject to reassignment to the Transferor shall be zero); minus (c) the principal amount of any such Defaulted Receivables which are to be purchased by the Servicer in accordance with the terms of the Transfer and Servicing Agreement (except that if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables that are subject to purchase by the Servicer shall be zero).
     “Defaulted Receivable” means each Receivable that on any day in a Collection Period has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines.
     “Designated LIBOR Page” means the display on the Bloomberg L.P., page “BBAM” or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.
     “Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date and is the date on which payments to Series 2007-A Noteholders are determined.
     “Early Amortization Event” means any Early Amortization Event specified in the definition of “Early Amortization Event” in Section 6.01.
     “Early Amortization Period” means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the last day of the Collection Period preceding the Payment Date on which the Series 2007-A Outstanding Principal Amount is to be paid in full, (ii) if the Early Amortization Period has commenced before the commencement of the Accumulation Period, the day on which the Revolving Period recommences under the circumstances described in the Indenture and in Section 6.01 and (iii) the Trust Termination Date.
     “Event of Default” means any Event of Default specified in the definition of “Event of Default” in the Annex of Definitions.
     “Excess Interest Amounts” means, with respect to Series 2007-A, for any Payment Date, the excess (if any) of (i) the Series 2007-A Investor Available Interest Amounts for such Payment Date over (ii) the full amount required to be paid, without duplication, pursuant to clauses (i) through (vii) of Section 4.04(a) on such Payment Date.

     “Excess Interest Sharing Group One” means Series 2007-A and each other Series specified in the related Indenture Supplement to be included in Excess Interest Sharing Group One from which, or to which, Excess Interest Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Interest Sharing Group One.
     “Excess Principal Amounts” means, with respect to Series 2007-A, for any Payment Date, (i) during the Revolving Period, the Series 2007-A Investor Available Principal Amounts for such Payment Date, and (ii) during the Accumulation Period or the Early Amortization Period, the excess, if any, of (a) the Series 2007-A Investor Available Principal Amounts for such Payment Date over (b) the full amount required to be paid or deposited, without duplication, pursuant to clause (i) of Section 4.04(d) or clause (i) of Section 4.04(e) on such Payment Date.
     “Excess Principal Sharing Group One” means Series 2007-A and each other Series specified in the related Indenture Supplement to be included in Excess Principal Sharing Group One from which, or to which, Excess Principal Amounts (and comparable amounts with respect to each such other Series) may be allocated to cover shortfalls in payments or deposits of the other Series in Excess Principal Sharing Group One.
     “Floorplan Financing Agreement” means, collectively, the group of related agreements between and among NMAC (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by NMAC from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a Manufacturer, pursuant to which (a) NMAC agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) NMAC has a security interest in the specific vehicles so financed by NMAC, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by NMAC at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.
     “Floorplan Financing Guidelines” means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to dealers for such financing, (ii) the other terms and conditions relating to NMAC’s floorplan financing accounts, (iii) the creditworthiness of dealers and (iv) the continued extension of credit to dealers and (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the Cash Management Accounts maintained by NMAC on behalf of dealers.
     “Incremental Overcollateralization Amount” means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 2007-A Invested Amount on such Payment Date before giving effect to distributions on such date, and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period by (ii) the sum of:

     (A) the aggregate principal amount of Ineligible Receivables, other than Ineligible Receivables that (I) became Defaulted Receivables during the preceding Collection Period or (II) are subject to reassignment from the Issuer; plus
     (B) the Dealer Overconcentrations, other than the aggregate principal balance of Receivables which comprise the Dealer Overconcentrations that (I) became Defaulted Receivables during the preceding Collection Period or (II) are subject to reassignment from the Issuer.
Each of clauses (A) and (B) above shall be calculated on each Determination Date using balances and amounts as of the last day of the Collection Period preceding such Determination Date.
     “Indenture” means the Indenture, dated as of July 24, 2003, between the Issuer and the Indenture Trustee, as amended and restated as of October 15, 2003, and as the same may be further amended, supplemented or otherwise modified from time to time.
     “Interest Deficiency” has the meaning specified in Section 4.02(b).
     “Interest Determination Date” means, with respect to any Interest Period, the day that is two London Business Days prior to the first day of such Interest Period.
     “Interest Period” means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Series 2007-A Issuance Date) to but excluding such Payment Date.
     “Interest Shortfall” means, with respect to Series 2007-A for any Payment Date, the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (v) of Section 4.04(a) on such Payment Date over (b) the Series 2007-A Investor Available Interest Amounts for such Payment Date.
     “Investor Charge-Offs” has the meaning specified in Section 4.05.
     “LIBOR” means, with respect to any Interest Period or portion thereof, the rate per annum for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) as of 11:00 a.m. London time on the applicable Interest Determination Date and determined pursuant to Section 4.13.
     “London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.
     “Monthly Interest” has the meaning specified in Section 4.02(a).
     “Monthly Payment Rate” means, with respect to any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Principal Collections with respect to such Collection Period and the denominator of which is the average of the aggregate balance of Principal Receivables on the first and last day of such Collection Period.

     “Monthly Servicing Fee” means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the arithmetic average of the Series 2007-A Nominal Liquidation Amount as of each day during the preceding Collection Period (or, in the case of the first Payment Date following the Series 2007-A Issuance Date, the Series 2007-A Nominal Liquidation Amount as of each day during the period beginning on the Series 2007-A Issuance Date and ending on May 31, 2007); provided, that with respect to the first Payment Date, the Monthly Servicing Fee will be calculated based on the number of days in the period commencing on (and including) the Series 2007-A Issuance Date and ending on (and including) May 31, 2007.
     “Nonrecoverable Advance” means any Outstanding Advance with respect to (i) any Defaulted Receivable or (ii) any Receivable as to which the Servicer reasonably believes that any recovery from payments made on or with respect to such Receivable will not equal or exceed the amount of such Advance.
     “Note Interest Rate” means, with respect to any Interest Period, a per annum rate equal to LIBOR as determined on the related LIBOR Determination Date plus 0.00% per annum.
     “Outstanding Advances” means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date that are specified in Sections 4.03(c) and 4.03(d) as applied to reimburse all unpaid Advances with respect to such Receivable.
     “Payment Date” means June 15, 2007 and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.
     “Pool Balance” means, on any date, the total amount of the principal balances of the Receivables on such date, net of the Cash Management Account Balance on such date.
     “Primary Series 2007-A Overcollateralization Amount” means, as of any Payment Date, the Series 2007-A Overcollateralization Percentage on the Series 2007-A Issuance Date of the Series 2007-A Initial Principal Amount on such date minus the reductions, and plus the reinstatements, in the Primary Series 2007-A Overcollateralization Amount as provided in Section 4.09.
     “Principal Shortfall” means, with respect to Series 2007-A, (a) for any Payment Date with respect to the Revolving Period, zero, (b) for any Payment Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Payment Date over the amount of Series 2007-A Investor Available Principal Amounts for such Payment Date and (c) for any Payment Date with respect to the Early Amortization Period, the excess, if any, of the Series 2007-A Invested Amount over the amount of Series 2007-A Investor Available Principal Amounts for such Payment Date.
     “Reallocated Principal Collections” means, with respect to any Payment Date, the amount of Series 2007-A Investor Available Principal Amounts reallocated in accordance with Section 4.06, which amount shall not exceed the Series 2007-A Overcollateralization Amount for such Payment Date (after giving effect to any changes therein on such Payment Date).

     “Reassignment Amount” means, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of (a) the Series 2007-A Outstanding Principal Amount on such Payment Date, plus (b) Monthly Interest for such Payment Date and any Monthly Interest previously due but not distributed to the Series 2007-A Noteholders, plus (c) Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 2007-A Noteholders on a prior Payment Date.
     “Required Federal Income Tax Opinion” means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes (i) the action will not adversely affect the tax characterization as debt of the notes of any outstanding Series or Class issued by the Issuer that were characterized as debt at the time of their issuance, (ii) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (iii) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of notes of any outstanding Series or Class issued by the Issuer.
     “Required Participation Amount” means the sum of (i) the sum of the required participation percentages (including the Required Participation Percentage) for each outstanding Series multiplied by the respective initial Invested Amount (including the Series 2007-A Initial Invested Amount) for each such outstanding Series and (ii) the sum of the Required Overcollateralization Amounts (including the Required Series 2007-A Overcollateralization Amount) for all outstanding Series.
     “Required Participation Percentage” means, with respect to Series 2007-A, 106.5%. The Transferor may, upon ten days’ prior notice to the Indenture Trustee and Standard & Poor’s and Moody’s, reduce the Required Participation Percentage to not less than 100%, so long as neither Standard & Poor’s nor Moody’s shall not have notified the Transferor or the Servicer that any reduction will result in a reduction or withdrawal of the rating (if any) of the Series 2007-A Notes or any other outstanding Series or Class of Notes for which it is providing a rating.
     “Required Series 2007-A Overcollateralization Amount” means, for any Payment Date, the sum of (i) the Series 2007-A Overcollateralization Percentage on such date of the Series 2007-A Initial Principal Amount and (ii) the Incremental Overcollateralization Amount on such date.
     “Reserve Account” has the meaning specified in Section 4.12(a).
     “Reserve Account Initial Deposit” means $7,500,000.
     “Revolving Period” means the period beginning on the Series 2007-A Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the date on which an Early Amortization Period commences and (ii) the close of business on the day immediately preceding the date on which the Accumulation Period commences; provided, however, that so long as the Accumulation Period has not commenced, the Revolving Period may recommence if an Early Amortization Event has been terminated as provided in Section 6.01.
     “Series 2007-A” means the Series of Notes, the terms of which are specified in this Indenture Supplement.
     “Series 2007-A Allocable Defaulted Amounts” means, for any day in a Collection Period, the product of (a) the Series 2007-A Allocation Percentage for such day and (b) the Defaulted Amounts processed on such day.
     “Series 2007-A Allocable Interest Collections” means, for any day in a Collection Period, the product of (a) the Series 2007-A Allocation Percentage for such day and (b) Interest Collections as to which such day is the Date of Processing for such Interest Collections.
     “Series 2007-A Allocable Principal Collections” means, for any day in a Collection Period, the product of (a) the Series 2007-A Allocation Percentage for such day and (b) Principal Collections as to which such day is the Date of Processing for such Principal Collections.
     “Series 2007-A Allocation Percentage” means, for any day in a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2007-A Nominal Liquidation Amount for such day (or with respect to any day in the May 2007 Collection Period, the Series 2007-A Nominal Liquidation Amount as of the Series 2007-A Issuance Date) and the denominator of which is the sum of the Series Nominal Liquidation Amounts for all outstanding Series of Notes (including Series 2007-A) for such day (or with respect to any day in the May 2007 Collection Period, the sum of the Series Nominal Liquidation Amounts for all outstanding Series of Notes (including Series 2007-A) as of the Series 2007-A Issuance Date (after giving effect to the application of proceeds from the issuance of the Series 2007-A Notes)). Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2007-A Nominal Liquidation Amount and Trust Nominal Liquidation Amount with respect to such Series shall be as of the last day of the preceding Collection Period.
     “Series 2007-A Cut-Off Date” means April 30, 2007.
     “Series 2007-A Expected Final Payment Date” means the Payment Date occurring on May 17, 2010.
     “Series 2007-A Final Maturity Date” means May 15, 2012.
     “Series 2007-A Fixed Allocation Percentage” means, for any day during a Collection Period or portion thereof occurring after the end of the Revolving Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2007-A Nominal Liquidation Amount as of the close of business on the last day of the Revolving Period and the denominator of which is the product of (i) the Series 2007-A Allocation Percentage for such day in the Collection Period and (ii) the Pool Balance as of the last day of the proceeding Collection Period.

     “Series 2007-A Floating Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the Series 2007-A Nominal Liquidation Amount for such day (or with respect to any day in the May 2007 Collection Period, the Series 2007-A Nominal Liquidation Amount as of the Series 2007-A Issuance Date) and the denominator of which is the product of (i) the Series 2007-A Allocation Percentage for such day and (ii) the Pool Balance as of the last day of the proceeding Collection Period. Notwithstanding the foregoing, during any day in a Collection Period in which there is an Early Amortization Event or during the Accumulation Period, the Series 2007-A Nominal Liquidation Amount shall be as of the last day of the preceding Collection Period.
     “Series 2007-A Initial Invested Amount” means $1,000,000,000.
     “Series 2007-A Initial Principal Amount” means $1,000,000,000.
     “Series 2007-A Invested Amount” means, as of any day during a Collection Period, an amount equal to the Series 2007-A Initial Invested Amount minus the reductions, and plus the reinstatements and increases, if any, in the Series 2007-A Invested Amount as provided in Section 4.09.
     “Series 2007-A Invested Amount Deficit” means, as of any Payment Date, the amount, if any, by which (i) the Series 2007-A Outstanding Principal Amount on such date less the amount (other than investment earnings), if any, on deposit in the Accumulation Account on such date and the Series 2007-A Allocation Percentage for such date of amounts (other than investment earnings), if any, on deposit in the Excess Funding Account on such date, exceeds (ii) the Series 2007-A Invested Amount on such date.
     “Series 2007-A Investor Available Interest Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2007-A Floating Allocation Percentage for such day and the Series 2007-A Allocable Interest Collections for such day, plus (b) all net investment earnings on amounts (if any) on deposit in the Accumulation Account and the Reserve Account, plus (c) the sum of, for each day during such Collection Period, the product of the Series 2007-A Allocation Percentage for such day and all net investment earnings on amounts (if any) on deposit in the Collection Account and the Excess Funding Account on such day, plus (d) Reallocated Principal Collections for the Payment Date following such Collection Period, plus (e) the aggregate amount of funds, if any, which pursuant to the last sentence of Section 4.01(d) are required to be included in Series 2007-A Investor Available Interest Amounts with respect to the Payment Date following such Collection Period, plus, (f) the amount, if any, of collections of Interest Receivables as to which the Date of Processing occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuer instructs the Servicer to include in Series 2007-A Investor Available Interest Amounts for such Collection Period (but in no event to exceed the product of (i) the Series 2007-A Series Allocation Percentage, (ii) the Series 2007-A Floating Allocation Percentage and (iii) the amount of such collections of Interest Receivables), plus (g) all Advances made by the Servicer pursuant to Section 4.03, minus (h) the amount, if any, which the Issuer instructed the Servicer pursuant to preceding clause (f) to include in Series 2007-A Investor Available Interest Amounts with respect to the Collection Period immediately preceding such Collection Period; provided, however, that in calculating Series 2007-A Investor Available Interest Amounts, amounts to be paid to the Servicer as reimbursement for Outstanding Advances pursuant to Sections 4.04(a)(i) and 4.01(a)(ii) on the related Payment Date shall be excluded.
     “Series 2007-A Investor Available Principal Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2007-A Allocable Principal Collections on such day and (i) during the Revolving Period, the Series 2007-A Floating Allocation Percentage for such day or (ii) after the Revolving Period, the Series 2007-A Fixed Allocation Percentage for such day, plus (b) the amount of Series 2007-A Investor Available Interest Amounts treated as Series 2007-A Investor Available Principal Amounts on the Payment Date following such Collection Period to cover Series 2007-A Investor Defaulted Amounts and to reimburse the Series 2007-A Nominal Liquidation Amount Deficit, plus (c) the amount of Series 2007-A Investor Available Interest Amounts treated as Series 2007-A Investor Available Principal Amounts on each Payment Date on and after the occurrence of an Event of Default and a declaration that all Series 2007-A Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, minus (d) Reallocated Principal Collections for such Collection Period.
     “Series 2007-A Investor Defaulted Amounts” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of the Series 2007-A Floating Allocation Percentage on such day and the Series 2007-A Allocable Defaulted Amounts on such day.
     “Series 2007-A Issuance Date” means May 30, 2007.
     “Series 2007-A Nominal Liquidation Amount” means, for any day in a Collection Period, the sum of (i) the Series 2007-A Invested Amount on such day and (ii) the Series 2007-A Overcollateralization Amount as of the Payment Date on or preceding such day (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.
     “Series 2007-A Nominal Liquidation Amount Deficit” means as of any Payment Date, the sum of (i) the Series 2007-A Invested Amount Deficit and (ii) the Series 2007-A Overcollateralization Amount Deficit.
     “Series 2007-A Noteholder” means the Person in whose name a Series 2007-A Note is registered in the Note Register.
     “Series 2007-A Noteholders’ Collateral” means the Noteholders’ Collateral for Series 2007-A.
     “Series 2007-A Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     “Series 2007-A Outstanding Principal Amount” means, with respect to any date, an amount equal to (a) the Series 2007-A Initial Principal Amount, minus (b) the aggregate amount of any principal payments made to the Series 2007-A Noteholders before such date.

     “Series 2007-A Overcollateralization Amount” means the sum of (i) the Primary Series 2007-A Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.
     “Series 2007-A Overcollateralization Amount Deficit” means, as of any Payment Date, the amount, if any, by which (x) the aggregate amount of reallocations and reductions of the Series 2007-A Overcollateralization Amount due to Investor Charge-Offs and Interest Shortfalls with respect to Series 2007-A as provided in Section 4.09(b) through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions as provided in Section 4.09(c) through such date.
     “Series 2007-A Overcollateralization Percentage” means 13.31%; provided, however, that if the rating of NML’s long-term unsecured debt is reduced below “BBB-” (or withdrawn) by Standard & Poor’s, then the Series 2007-A Overcollateralization Percentage shall be 14.61% until the long-term unsecured debt of NML is rated at least “BBB-” by Standard & Poor’s; provided, however, that the Transferor may, in its sole discretion, increase the Series 2007-A Overcollateralization Percentage so long as the cumulative amount of those increases does not exceed 3.5% of the Series 2007-A Initial Principal Amount.
     “Servicing Fee Rate” means 1.0% per annum or such lesser percentage as may be specified by the Servicer in an Officer’s Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage will not result in a Significant Adverse Effect.
     “Shared Excess Interest Amounts” means, for any Payment Date, for each Series in Excess Interest Sharing Group One, the sum of the Excess Interest Amounts for each of those Series.
     “Shared Excess Principal Amounts” means, for any Payment Date, for each Series in Excess Principal Sharing Group One, the sum of the Excess Principal Amounts for each of those Series.
     “Specified Reserve Account Balance” means with respect to any Payment Date, an amount equal to the product of 0.75% and the Series 2007-A Initial Invested Amount as of the Series 2007-A Issuance Date.
     “Swap Agreement” shall mean any currency swap agreement, entered into pursuant to Section 2.03 of the Trust Agreement and Section 5.08 of the Transfer and Servicing Agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.
     “Swap Counterparty” shall mean an unaffiliated third party, as swap counterparty under the Swap Agreement, or any successor or replacement swap counterparty from time to time under the Swap Agreement.
     “Trust Agreement” means the Trust Agreement, dated as of May 13, 2003 between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated as of July 24, 2003, as further amended and restated as of October 15, 2003, and as the same may be further amended, supplemented or otherwise modified from time to time.
     “Trust Termination Date” means the date on which the Issuer will terminate as specified in the Trust Agreement.
     “Warehouse Series Indenture Supplement” means the Indenture Supplement, Warehouse Series, dated as of May 30, 2007, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
     Section 2.02. Other Definitional Provisions.
     (a) All terms used herein and not otherwise defined herein have meanings ascribed to them in the Annex of Definitions.
     (b) All terms defined in this Indenture Supplement have the same defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
     (c) As used in this Indenture Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture Supplement or in any such certificate or other document, and accounting terms partly defined in this Indenture Supplement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Indenture Supplement. To the extent that the definitions of accounting terms in this Indenture Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture Supplement or in any such certificate or other document control.
     (d) Unless otherwise specified, references to any dollar amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.
     (e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture Supplement refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture Supplement, unless otherwise specified. The term “including” means “including without limitation.”
     Section 2.03. Registration of and Limitations on Transfer and Exchange of Notes.
     (a) By acquiring a Series 2007-A Note, each purchaser and transferee shall be deemed to represent, warrant and covenant that either (a) it is not acquiring the Series 2007-A Note with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee

Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity deemed to hold the plan assets of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity (each, a “Benefit Plan”); or (b) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
     Section 2.04. Definitive Notes.
If any of the following events occurs:
     (i) (1) the Transferor or the Administrator advises the Indenture Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes for Series 2007-A and (2) the Transferor, the Indenture Trustee or the Administrator is unable to locate and reach an agreement on satisfactory terms with a qualified successor; or
     (ii) the Transferor, the Indenture Trustee or the Administrator, as applicable, at its option and to the extent permitted by law, elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to the Series 2007-A Notes; or
     (iii) after the occurrence of a Servicer Default or an Event of Default, Beneficial Owners of at least a majority of the Outstanding Principal Amount of the Series 2007-A Notes advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the appropriate Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Beneficial Owners of the Series 2007-A Notes;
then, the Indenture Trustee will, through the appropriate Clearing Agency or Foreign Clearing Agency, notify all Beneficial Owners of the Series 2007-A Notes of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of the Series 2007-A Notes. Upon surrender to the Indenture Trustee of the certificates representing the Series 2007-A Notes, accompanied by registration instructions from the applicable Clearing Agency, the Issuer will execute and the Indenture Trustee will authenticate Definitive Notes for Series 2007-A and will recognize the registered holders of such Definitive Notes as Noteholders under the Indenture. Neither the Issuer nor the Indenture Trustee will be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and will be protected in relying on, such instructions. Upon the issuance of Definitive Notes for Series 2007-A, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency will be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee will recognize the registered holders of the Definitive Notes for Series 2007-A as Noteholders of such Series under the Indenture. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
ARTICLE III
SERVICING FEE
     Section 3.01. Servicing Compensation.
     The share of the Servicing Fee allocable to the Series 2007-A Noteholders with respect to any Payment Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 2007-A Noteholders will be paid by the holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event will the Issuer, the Indenture Trustee or the Series 2007-A Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the Noteholders of any other Series. The Servicer may, by prior written notice to the Indenture Trustee, elect to waive the Monthly Servicing Fee for any Collection Period. Such waived Monthly Servicing Fee will be reimbursed on the Payment Date related to the subsequent Collection Period pursuant to Section 4.04(a).
ARTICLE IV
RIGHTS OF SERIES 2007-A NOTEHOLDERS
AND ALLOCATION AND APPLICATION OF COLLECTIONS
     Section 4.01. Collections and Allocations.
     (a) Allocations. Interest Collections, Principal Collections and Defaulted Receivables allocated to Series 2007-A pursuant to Article VIII of the Indenture and Section 4.01(b) shall be allocated between the Series 2007-A Noteholders and the holders of the Transferor Interest pursuant to Section 4.01(c) and (d) and then distributed as set forth in this Article IV.
     (b) Series Allocations. Prior to the close of business on each day during a Collection Period, the Servicer will (i) determine the Series 2007-A Allocation Percentage for such day and (ii) allocate Interest Collections, Principal Collections and Defaulted Receivables to Series 2007-A based on the Series 2007-A Allocation Percentage on such day.
     (c) Allocations to Series 2007-A Noteholders. The Servicer shall, prior to the close of business on each day during a Collection Period, allocate to the Series 2007-A Noteholders the following amounts as set forth below:
     (i) Allocations of Interest Collections. The Servicer shall allocate to the Series 2007-A Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (A) the Series 2007-A Floating Allocation Percentage for such day and (B) the Series 2007-A Allocable Interest Collections as to which such day is the Date of Processing for such Collections; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.
     (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2007-A Noteholders the following amounts as set forth below:
     (A) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall allocate to the Series 2007-A Noteholders and deposit into the Collection Account for application as provided herein, an amount equal to the product of (I) the Series 2007-A Floating Allocation Percentage for such day and (II) the Series 2007-A Allocable Principal Collections for such day; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.
     (B) Allocations During the Accumulation Period and the Early Amortization Period. During the Accumulation Period and the Early Amortization Period, the Servicer shall allocate to the Series 2007-A Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (I) the Series 2007-A Fixed Allocation Percentage for such day and (II) the Series 2007-A Allocable Principal Collections for such day; provided, that, so long as the conditions set forth in Section 8.04(b) of the Indenture are satisfied, the Servicer shall not be required to deposit such allocated amounts into the Collection Account until the Business Day preceding the Payment Date in the month following such Collection Period.
     (iii) Allocations of Defaulted Amounts. The Servicer shall allocate to the Series 2007-A Noteholders the product of (A) the Series 2007-A Floating Allocation Percentage for such day and (B) the Series 2007-A Allocable Defaulted Amounts on such day.
     (d) Allocation to Holders of the Transferor Interest. Prior to the close of business, on each day during a Collection Period, the Servicer shall allocate and, in the case of clauses (i) and (ii) below (except as set forth in the provisos following clause (iii) below), distribute to the holders of the Transferor Interest in accordance with the Trust Agreement the following amounts:
     (i) the portion of the Series 2007-A Allocable Interest Collections not allocated to the Series 2007-A Noteholders pursuant to Section 4.01(c)(i) above;

     (ii) the portion of the Series 2007-A Allocable Principal Collections not allocated to the Series 2007-A Noteholders pursuant to Section 4.01(c)(ii) above; and
     (iii) the portion of the Series 2007-A Allocable Defaulted Amounts not allocated to the Series 2007-A Noteholders pursuant to Section 4.01(c)(iii) above;
provided, however, that the Servicer will not distribute to the holders of the Transferor Interest their allocation of Series 2007-A Allocable Interest Collections if and to the extent that the Adjusted Pool Balance does not equal or exceed the Required Participation Amount as of such day; and provided further that the Servicer will not distribute to the holders of the Transferor Interest their allocation of Series 2007-A Allocable Principal Collections if and to the extent that the Adjusted Pool Balance does not equal or exceed the Required Participation Amount as of such day. Subject to the immediately succeeding sentence, any amount not distributed to the holders of the Transferor Interest in accordance with the provisos to the preceding sentence shall be deposited by the Servicer (on the date not so distributed) into the Excess Funding Account. Notwithstanding the foregoing, before distributing to the holders of the Transferor Interest any portion of their allocation of Series 2007-A Allocable Interest Collections or Series 2007-A Allocable Principal Collections or depositing any portion of their allocation of Series 2007-A Allocable Interest Collections or Series 2007-A Principal Collections into the Excess Funding Account, (i) on any day on which amounts are on deposit in the Accumulation Account, the Servicer shall first deduct therefrom the excess, if any, of the Covered Amount for such day over the sum of all net investment earnings for such day on (x) amounts on deposit in the Accumulation Account and the Reserve Account and (y) the Series 2007-A Allocation Percentage of amounts (if any) on deposit in the Excess Funding Account and the Collection Account, and treat such amounts as Series 2007-A Investor Available Interest Amounts and (ii) after giving full effect to preceding clause (i), on any day on which the Maximum Facility Amount exceeds the Warehouse Series Outstanding Principal Amount on such day (as each such term is defined in the Warehouse Series Indenture Supplement), the Servicer shall deduct from any such amounts then remaining, an amount equal to the product of (A) the Daily Unused Facility Fee (as defined in the Warehouse Series Indenture Supplement) for such day and (B) the Series 2007-A Allocation Percentage for such day (not to exceed the remaining amount which would otherwise be distributed to the holders of the Transferor Interest on such day), and include such amounts in the Warehouse Series Investor Available Interest Amounts (as defined in the Warehouse Series Indenture Supplement) to be distributed on the immediately succeeding Payment Date (as defined in the Warehouse Series Indenture Supplement) pursuant to Section 4.04(a)(iii) of the Warehouse Series Indenture Supplement, but only to the extent necessary to cover any shortfall (determined without giving effect to any Shared Excess Interest Amounts for such Payment Date available from other outstanding Series in Excess Interest Sharing Group One) with respect to the Unused Facility Fee (as defined in the Warehouse Series Indenture Supplement) for such Payment Date.
     Section 4.02. Determination of Monthly Interest.
     (a) The amount of monthly interest (the “Monthly Interest”) distributable from the Collection Account with respect to the Series 2007-A Notes on any Payment Date will be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Note Interest Rate with respect to the related Interest Period and (iii) the Series 2007-A Outstanding Principal Amount as of the first day of the related Interest Period, after giving effect to any deposits and distributions to be made on such date (or, with respect to the first Payment Date following the Series 2007-A Issuance Date, the Series 2007-A Initial Principal Amount).
     (b) On the Determination Date immediately preceding each Payment Date, the Servicer will determine the excess, if any (such excess, the “Interest Deficiency”), of (x) the Monthly Interest for such Payment Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Payment Date. If the Interest Deficiency with respect to any Payment Date is greater than zero, on each subsequent Payment Date until such Interest Deficiency is fully paid, an additional amount (the “Additional Interest”) equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Note Interest Rate with respect to the related Interest Period and (ii) such Interest Deficiency (or the portion thereof which has not been paid to the Series 2007-A Noteholders) will be payable as provided herein with respect to the Series 2007-A Notes. Notwithstanding anything to the contrary herein, the Additional Interest will be payable or distributed to the Series 2007-A Noteholders only to the extent permitted by applicable law.
     Section 4.03. Advances.
     (a) The Servicer shall have the right but not the obligation to make a payment (each, an “Advance”) with respect to each Receivable (other than a Receivable arising in connection with a Redesignated Account on or after the Redesignation Date or a Receivable reassigned to or repurchased by the Servicer pursuant to Section 2.03(c), Section 2.04(c) or Section 3.03(c) of the Transfer and Servicing Agreement) in an amount equal to the lesser of (a) any shortfall in the amounts available to make the payments pursuant to Section 4.04(a)(iii) through (v) (excluding any Reallocated Principal Collections applied by the Indenture Trustee as Series 2007-A Investor Available Interest Amounts for the related Payment Date pursuant to Section 4.04(a)(iv)), and (b) the product of (1) the Series 2007-A Floating Allocation Percentage and (2) the excess, if any, of (x) interest owed by such Dealer during the related Collection Period, over (y) the interest actually received by the Servicer with respect to such Receivable from the Dealer or from payments made by the Servicer pursuant Section 2.03(c), 2.04(c) or 3.03(c) of the Transfer and Servicing Agreement, as the case may be, during such Collection Period.
     (b) The Servicer shall not make an Advance in respect of a Receivable to the extent that the Servicer, in its sole discretion, shall determine that the Advance constitutes a Nonrecoverable Advance. The Servicer also shall not make Advances on any Receivables arising from an Account if a previous Advance on any Receivable arising from such Account shall have become a Nonrecoverable Advance. With respect to each Receivable, the Advance shall increase the Outstanding Advances. No Advances will be made with respect to the principal balance of the Receivables. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the related Payment Date.

     (c) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable pursuant to Section 4.04(a)(i): (i) subsequent payments made by or on behalf of the related Dealer (ii) all amounts received, including any insurance proceeds, by the Transferor or the Servicer (including all recoveries), and (iii) payments made by the Servicer pursuant to Section 2.03(c), Section 2.04(c) or Section 3.03(c) of the Transfer and Servicing Agreement.
     (d) To the extent that the Servicer has determined that any Outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an officer’s certificate setting forth the amount of such Nonrecoverable Advance, and on the related Payment Date, the Indenture Trustee shall remit to the Servicer from funds on deposit in the Collection Account an amount equal to the amount of such Nonrecoverable Advance pursuant to Section 4.04(a)(ii).
     (e) Notwithstanding anything to the contrary in this Indenture Supplement, for so long as NMAC is the Servicer, in lieu of causing the Servicer first to deposit and then the Indenture Trustee to remit to the Servicer the amounts described in clauses (i) through (iii) in Section 4.03(c) reimbursable in respect on Outstanding Advances, or the amounts described in Section 4.03(d) applicable in respect of Nonrecoverable Advances, the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.
     (f) If the Servicer shall determine not to make an Advance related to delinquency or non-payment of any Receivable pursuant to this Section 4.03 because it determines that such Advance would not be recoverable from subsequent collections on such Receivable, such Receivable shall be designated by the Servicer to be a Defaulted Receivable, provided that such Receivable otherwise meets the definition of a Defaulted Receivable.
     Section 4.04. Application of Available Amounts on Deposit in the Collection Account, the Accumulation Account and Other Sources of Payment.
     (a) On each Payment Date, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 2007-A Investor Available Interest Amounts on deposit in the Collection Account with respect to such Payment Date (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:
     (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 4.03(c);
     (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 4.03(d);
     (iii) if NMAC or one of its Affiliates is no longer the Servicer, an amount equal to the Monthly Servicing Fee for such Payment Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, will be distributed to the Servicer;

     (iv) an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 2007-A Noteholders on a prior Payment Date, plus the amount of any Additional Interest for such Payment Date, plus the amount of any Additional Interest previously due but not distributed to the Series 2007-A Noteholders on a prior Payment Date, will be distributed to the Paying Agent for payment to the Series 2007-A Noteholders on such Payment Date;
     (v) if NMAC or one of its Affiliates is the Servicer, an amount equal to the Monthly Servicing Fee for such Payment Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Payment Date, will be distributed to the Servicer (to the extent not previously retained by the Servicer in accordance with Section 8.04 of the Indenture);
     (vi) an amount equal to the sum of (y) the aggregate Series 2007-A Investor Defaulted Amounts for the related Collection Period and (z) the Series 2007-A Nominal Liquidation Amount Deficit, if any, will be applied as Series 2007-A Investor Available Principal Amounts for such Payment Date to reinstate the Series 2007-A Nominal Liquidation Amount pursuant to Section 4.09(c);
     (vii) an amount, if any, equal to the excess of the Specified Reserve Account Balance over all amounts on deposit in the Reserve Account on such Payment Date, will be deposited in the Reserve Account;
     (viii) on each Payment Date on and after the occurrence of an Event of Default and a declaration that all Series 2007-A Notes are immediately due and payable pursuant to Section 5.03(a) of the Indenture, remaining Series 2007-A Investor Available Interest Amounts for such Payment Date will be treated as Series 2007-A Investor Available Principal Amounts and will be distributed pursuant to Section 4.04(e) hereof, unless and until such declaration of acceleration has been rescinded and annulled pursuant to Section 5.03(b) of the Indenture;
     (ix) if the Servicer elected to waive the Monthly Servicing Fee for the preceding Collection Period, the Indenture Trustee will apply any remaining funds to reimburse the Servicer for such waived Monthly Servicing Fee;
     (x) an amount equal to the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group One will be treated as Shared Excess Interest Collections available from Series 2007-A and applied to cover the Interest Shortfalls for other outstanding Series in Excess Interest Sharing Group One in accordance with Section 8.05(a) of the Indenture; and
     (xi) all remaining Series 2007-A Investor Available Interest Amounts for such Payment Date will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.
     (b) If Series 2007-A Investor Available Interest Amounts for any Payment Date (excluding Reallocated Principal Collections for such Payment Date) are insufficient to make all distributions and deposits required under clauses (i) through (vii) of Section 4.04(a), available amounts from the following sources on such Payment Date will be applied in the following order to make up the Interest Shortfall with respect to Series 2007-A: (i) from Shared Excess Interest Amounts for such Payment Date available from other outstanding Series in Excess Interest Sharing Group One as provided in Section 4.07, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (i) through (vii) of Section 4.04(a) and in the order of priorities as set forth in Section 4.04(a), (ii) from amounts on deposit in the Reserve Account on such Payment Date as provided in Section 4.12, provided that such amounts will be applied only to cover shortfalls in the distributions and deposits required under clauses (iii) through (vi) of Section 4.04(a) and in the order of priorities as set forth in Section 4.04(a) and (iii) from Reallocated Principal Collections for such Payment Date as provided in Section 4.06, provided, that such amounts will be applied only to cover shortfalls in the distributions required under clause (iv) of Section 4.04(a) and only to the extent of the Series 2007-A Overcollateralization Amount.
     (c) On each Payment Date with respect to the Revolving Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, Series 2007-A Investor Available Principal Amounts on deposit in the Collection Account with respect to such Payment Date, to make the following distributions or deposits in the following priority:
     (i) such Series 2007-A Investor Available Principal Amounts on deposit in the Collection Account for the related Collection Period will be treated as Shared Excess Principal Amounts available from Series 2007-A and applied to cover the Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture;
     (ii) the balance of such Series 2007-A Investor Available Principal Amounts not applied pursuant to clause (i) above, will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) available to be transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement; and
     (iii) the balance of such Series 2007-A Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the

Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.
     (d) On each Payment Date with respect to the Accumulation Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 2007-A Investor Available Principal Amounts on deposit in the Collection Account with respect to such Payment Date (together with other amounts specified in this Indenture Supplement) to make the following distributions or deposits in the following priority:
     (i) an amount equal to the lesser of (x) the Controlled Deposit Amount for such Payment Date and (y) the Series 2007-A Invested Amount for such Payment Date shall be deposited into the Accumulation Account;
     (ii) the balance of such Series 2007-A Investor Available Principal Amounts not applied pursuant to preceding clause (i) will be treated as Shared Excess Principal Amounts available from Series 2007-A and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture;
     (iii) the balance of such Series 2007-A Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above, will be distributed to the Issuer to be used by the Issuer, to the extent necessary, to acquire Receivables (if any) available to be transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement; and
     (iv) the balance of such Series 2007-A Investor Available Principal Amounts not applied pursuant to clauses (i), (ii) or (iii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.
     (e) On each Payment Date with respect to the Early Amortization Period, the Servicer will apply, or cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, the Series 2007-A Investor Available Principal Amounts on deposit in the Collection Account with respect to such Payment Date, plus all amounts on deposit in the Accumulation Account (together with other amounts specified in this Indenture Supplement), to make the following distributions or deposits in the following priority:
     (i) an amount equal to the Series 2007-A Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) for such Payment Date will be distributed to the Paying Agent for payment to the Series 2007-A Noteholders on such Payment Date and on each subsequent Payment Date until the Series 2007-A Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) has been paid in full;
     (ii) the balance of such Series 2007-A Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts available from Series 2007-A and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture; and
     (iii) the balance of the Series 2007-A Investor Available Principal Amounts not applied pursuant to clauses (i) or (ii) above will be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.08 of the Transfer and Servicing Agreement, to such Swap Counterparty; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee shall deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.
     (f) On the earlier of (i) the first Payment Date with respect to the Early Amortization Period and (ii) the Payment Date which is also the Series 2007-A Expected Final Payment Date, the Servicer shall, or shall cause the Indenture Trustee, by written notice to the Indenture Trustee, to withdraw from the Accumulation Account all amounts then on deposit in the Accumulation Account and (i) distribute to the Paying Agent for payment to the Series 2007-A Noteholders on such Payment Date the amount necessary to pay the Series 2007-A Invested Amount (determined without giving effect to any reduction thereto arising from amounts on deposit in the Accumulation Account) in full and (ii) the balance, if any, of the amounts so withdrawn from the Accumulation Account will (x) first, be treated as Shared Excess Principal Amounts available from Series 2007-A to be applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture and (y) second, be distributed to the holders of the Transferor Interest in accordance with the Trust Agreement; provided, however, that if, on such Payment Date, the Adjusted Pool Balance is less than the Required Participation Amount, then the Indenture Trustee will deposit into the Excess Funding Account from the amount that would otherwise have been distributed to the holders of the Transferor Interest the amount of such insufficiency.
     (g) If Series 2007-A Investor Available Principal Amounts for any Payment Date (together with amounts, if any, available for application on such Payment Date pursuant to Section 4.04(f)) are insufficient to make in full the deposits or distributions required pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable, then Shared Excess Principal Amounts for such Payment Date from other outstanding Series in Excess Principal Sharing Group One will be so deposited or distributed to cover the Principal Shortfall with respect to Series 2007-A as provided in Section 4.08.
     (h) If Series 2007-A Investor Available Principal Amounts for any Payment Date (together with amounts, if any, available for application on such Payment pursuant to Section 4.04(f)) and Shared Excess Principal Amounts for such Payment Date from other outstanding Series in Excess Principal Sharing Group One are insufficient to make in full the deposits and distributions required pursuant to Section 4.04(d)(i) or 4.04(e)(i), as applicable, the Indenture Trustee, acting in accordance with written instructions from the Servicer, will withdraw from the Excess Funding Account and distribute to the Paying Agent for deposit into the Accumulation Account or payment to the Series 2007-A Noteholders, as applicable, the lesser of (i) the product of the Series 2007-A Allocation Percentage and the amount on deposit in the Excess Funding Account and (ii) the amount of such insufficiency.
     Section 4.05. Investor Charge-Offs.
     On the Determination Date immediately preceding each Payment Date, the Servicer will calculate the aggregate Series 2007-A Investor Defaulted Amounts, if any, for the related Collection Period. If, on any Determination Date, the aggregate Series 2007-A Investor Defaulted Amounts for the preceding Collection Period exceed the sum of:
     (i) the Series 2007-A Investor Available Interest Amounts for the related Payment Date applied to fund such Series 2007-A Investor Defaulted Amounts pursuant to clause (vi) of Section 4.04(a); and
     (ii) the Shared Excess Interest Amounts available from other outstanding Series in Excess Interest Sharing Group One applied to fund such Series 2007-A Investor Defaulted Amounts pursuant to clause (vi) of Section 4.04(a) in accordance with clause (i) of Section 4.04(b) and amounts on deposit in the Reserve Account applied to fund such Series 2007-A Investor Defaulted Amounts pursuant to clause (vi) of Section 4.04(a) in accordance with clause (ii) of Section 4.04(b) (such excess, collectively, an “Investor Charge-Off”);
then, on the related Payment Date, if the Series 2007-A Overcollateralization Amount is greater than zero, the Series 2007-A Overcollateralization Amount will be reduced by an amount not to exceed the lesser of (1) the Series 2007-A Overcollateralization Amount and (2) the amount of such Investor Charge-Offs, all as provided in Section 4.09.
     Section 4.06. Reallocated Principal Collections.
     On each Determination Date, the Servicer shall determine the amount, if any, by which the Series 2007-A Investor Available Interest Amounts for the preceding Collection Period (excluding Reallocated Principal Collections for the related Payment Date), together with other amounts specified in Section 4.04(b)(i) and (ii), are insufficient to pay the amounts due pursuant to Section 4.04(a)(iv) on the related Payment Date and cause the amount of such insufficiency to be reallocated from the Series 2007-A Investor Available Principal Amounts for such Collection Period and, to the extent still necessary to pay such insufficiency, from amounts that would constitute Series 2007-A Investor Available Principal Amounts for the current

Collection Period. On each Payment Date, the Servicer will apply, or cause the Indenture Trustee to apply, Reallocated Principal Collections with respect to the preceding Collection Period (and, if necessary, with respect to the current Collection Period) in accordance with clause (iii) of Section 4.04(b), in an amount not to exceed the Series 2007-A Overcollateralization Amount. If, on any Payment Date, Reallocated Principal Collections for such Payment Date are so applied, then, if the Series 2007-A Overcollateralization Amount is greater than zero (after giving effect to any reductions thereof pursuant to Section 4.05), the Series 2007-A Overcollateralization Amount will be reduced by an amount not to exceed the lesser of (1) the Series 2007-A Overcollateralization Amount and (2) the amount of such Reallocated Principal Collections, all as provided in Section 4.09.
     Section 4.07. Excess Interest Amounts.
     Subject to Section 8.05(a) of the Indenture, Shared Excess Interest Amounts with respect to other Series in Excess Interest Sharing Group One for any Payment Date will be allocated to Series 2007-A in an amount equal to the product of (i) the aggregate amount of Shared Excess Interest Amounts with respect to all other Series in Excess Interest Sharing Group One for such Payment Date and (ii) a fraction, the numerator of which is the Interest Shortfall with respect to Series 2007-A for such Payment Date and the denominator of which is the aggregate amount of Interest Shortfalls with respect to all Series in Excess Interest Sharing Group One for such Payment Date.
     Section 4.08. Excess Principal Amounts.
     Subject to Section 8.05(b) of the Indenture, Shared Excess Principal Amounts with respect to other Series in Excess Principal Sharing Group One for any Payment Date will be allocated to Series 2007-A in an amount equal to the product of (i) the aggregate amount of Shared Excess Principal Amounts with respect to all other Series in Excess Principal Sharing Group One for such Payment Date and (ii) a fraction, the numerator of which is the Principal Shortfall with respect to Series 2007-A for such Payment Date and the denominator of which is the aggregate amount of Principal Shortfalls with respect to all Series in Excess Principal Sharing Group One for such Payment Date.
     Section 4.09. Series Nominal Liquidation Amount, Overcollateralization Amount and Invested Amount.
     (a) On each Determination Date for the related Payment Date, the Servicer will, or will cause the Indenture Trustee, to calculate the Primary Series 2007-A Overcollateralization Amount and the Incremental Overcollateralization Amount. On each day during a Collection Period, the Servicer, will, or will cause the Indenture Trustee, to calculate the Series 2007-A Invested Amount.
     (b) The Series 2007-A Nominal Liquidation Amount will be reduced on any Payment Date by the following amounts:
     (i) the amount, if any, of Reallocated Principal Collections (including any Reallocated Principal Collections from the Collection Period occurring in the same month as the Payment Date) (not to exceed the Series 2007-A

Overcollateralization Amount) used on such Payment Date to pay interest on the Series 2007-A Notes pursuant to Section 4.04(b)(iii); and
     (ii) the amount, if any, of Investor Charge-Offs for the related Collection Period pursuant to Section 4.05.
On each Payment Date, the amount of any reduction in the Series 2007-A Nominal Liquidation Amount due to (A) clause (i) or (ii) above will be allocated, first, to reduce the Series 2007-A Overcollateralization Amount by the amount of such reduction until the Series 2007-A Overcollateralization Amount is reduced to zero and (B) clause (ii) above will be allocated, second, to reduce the Series 2007-A Invested Amount by any remaining amount of such reduction until the Series 2007-A Invested Amount is reduced to zero. In addition, the Series 2007-A Invested Amount will be reduced by amounts deposited into the Accumulation Account and payments of principal of the Series 2007-A Notes. Each reduction of the Series 2007-A Overcollateralization Amount will be applied, first, to reduce the Primary Series 2007-A Overcollateralization Amount and, second, to reduce the Incremental Overcollateralization Amount.
     (c) The Series 2007-A Nominal Liquidation Amount will be reinstated on any Payment Date by the sum of (i) the amount of Series 2007-A Investor Available Interest Amounts that are applied on such Payment Date for such purpose pursuant to Section 4.04(a)(vi), (ii) the amount of Shared Excess Interest Amounts that are applied on such Payment Date for such purpose pursuant to Sections 4.04(b)(i) and (iii) the amounts on deposit in the Reserve Account that are applied on such Payment Date for such purpose pursuant to Section 4.04(b)(ii). Each such reinstatement will be allocated on such Payment Date, first, if the Series 2007-A Invested Amount has been reduced and not fully reinstated, to the Series 2007-A Invested Amount until it equals the Series 2007-A Outstanding Principal Amount and, second, any remaining reinstatement amount will be allocated to the Incremental Overcollateralization Amount until it has been fully reinstated and then to the Primary Series 2007-A Overcollateralization Amount until it has been fully reinstated.
     (d) The Primary Series 2007-A Overcollateralization Amount and the Series 2007-A Invested Amount will be increased on any date on which the Issuer issues additional Series 2007-A Notes in accordance with Section 8.03(b). The amount of any such increase in the Primary Series 2007-A Overcollateralization Amount and the Series 2007-A Invested Amount will be in proportion to the increase in the aggregate Series 2007-A Outstanding Principal Amount resulting from the issuance of such additional Series 2007-A Notes.
     Section 4.10. Establishment of Accumulation Account.
     (a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 2007-A Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 2007-A Noteholders (the “Accumulation Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the

Accumulation Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 2007-A Noteholders. The parties hereto acknowledge that the Indenture Trustee will be the sole entitlement holder of the Accumulation Account, and will have sole dominion and control of the Accumulation Account for the benefit of the Series 2007-A Noteholders. Except as expressly provided in the Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, the Accumulation Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new Accumulation Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Accumulation Account and from the date such new Accumulation Account is established, it will be the “Accumulation Account.” Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Accumulation Account and to instruct the Indenture Trustee to make withdrawals and payments from the Accumulation Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.
     (b) Funds on deposit in the Accumulation Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 2007-A Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Accumulation Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Accumulation Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Payment Date. On each Payment Date with respect to the Accumulation Period and on the first Payment Date with respect to the Early Amortization Period, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Account will be withdrawn from the Accumulation Account and treated as Series 2007-A Investor Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.04(a). Net investment earnings on funds on deposit in the Accumulation Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.
     (c) The Servicer or the Indenture Trustee, acting at the written direction of the Servicer, shall (i) make withdrawals from the Accumulation Account in the amounts and for the purposes set forth in this Indenture Supplement and (ii) on each Payment Date with respect to the

Accumulation Period, make deposits into the Accumulation Account in the amounts specified in, and otherwise in accordance with, Section 4.04(d), (g) and (h).
     Section 4.11. Accumulation Period. The Accumulation Period is scheduled to begin at the close of business on November 1, 2009; provided, however, that if the Accumulation Period Length (as described below) is determined to be less than six months, the date on which the Accumulation Period actually begins may be delayed to the close of business on the last day of the month preceding the month that is the number of whole months prior to the month in which the Series 2007-A Expected Final Payment Date occurs which is at least equal to the Accumulation Period Length (so that the number of full Collection Periods in the Accumulation Period will at least equal the Accumulation Period Length). On or prior to November 1, 2009 and, thereafter, on or prior to the first Business Day of each Collection Period prior to the Collection Period in which the Accumulation Period is scheduled to begin, the Issuer, acting directly or through the Administrator, may at its option, elect to delay the start of the Accumulation Period and thereby reduce the number of full Collection Periods in the Accumulation Period (the “Accumulation Period Length”), provided, that, (i) the Accumulation Period shall start no later than April 1, 2010; (ii) prior to delaying the start of the Accumulation Period, each of Standard & Poor’s and Moody’s shall have notified the Issuer and the Indenture Trustee that it will not withdraw or reduce the ratings of any outstanding Notes (including the Series 2007-A Notes) for which it provides a rating as a result of a delay in the start of the Accumulation Period, and (iii) prior to delaying the start of the Accumulation Period, an Authorized Officer of the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that delaying the start of the Accumulation Period will not delay any payment of principal to the Series 2007-A Noteholders. Once the Accumulation Period has commenced, the Accumulation Period Length cannot be changed.
     Section 4.12. Establishment of Reserve Account.
     (a) The Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, solely for the benefit of the Series 2007-A Noteholders, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held solely for the benefit of the Series 2007-A Noteholders (the “Reserve Account”). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) solely for the benefit of the Series 2007-A Noteholders. The parties hereto acknowledge that the Indenture Trustee will be the sole entitlement holder of the Reserve Account, and will have sole dominion and control of the Reserve Account for the benefit of the Series 2007-A Noteholders. Except as expressly provided in the Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, the Reserve Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new

Reserve Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Reserve Account and from the date such new Reserve Account is established, it will be the “Reserve Account.” Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Reserve Account and to instruct the Indenture Trustee to make withdrawals and payments from the Reserve Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties under the Transfer and Servicing Agreement, the Indenture and this Indenture Supplement, as applicable.
     (b) Funds on deposit in the Reserve Account will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee solely for the benefit of the Series 2007-A Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Reserve Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Reserve Account will be invested in Eligible Investments that will mature so that all such funds will be available no later than the close of business on the Business Day next preceding each Payment Date. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account will be withdrawn from the Reserve Account and treated as Series 2007-A Investor Available Interest Amounts with respect to the related Collection Period for application in accordance with Section 4.04(a). Net investment earnings on funds on deposit in the Reserve Account will not be considered principal amounts on deposit therein for purposes of this Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.12(b) nor for the selection of Eligible Investments in accordance with the provisions of the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement.
     (c) The Reserve Account will be funded by the Issuer on the Series 2007-A Issuance Date in the amount of the Reserve Account Initial Deposit.
     (d) On each Payment Date, to the extent that Series 2007-A Investor Available Interest Amounts on deposit in the Collection Account with respect to such Payment Date, are insufficient to make all distributions and deposits required under clauses (iii) through (vi) of Section 4.04(a), and to the extent that amounts set forth in Section 4.04(b)(i) are insufficient to make up the Interest Shortfall with respect to Series 2007-A, the Servicer or the Indenture Trustee, acting at the written direction of the Servicer, will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such Interest Shortfall, pursuant to clause (ii) of Section 4.04(b) and apply, or cause the Indenture Trustee to apply, such amounts in accordance with clause (ii) of Section 4.04(b). If the Series 2007-A Notes are not paid in full on the earlier of (x) the Series 2007-A Final Maturity Date and (y) the first Payment Date on or after the occurrence of an Event of Default and a declaration that all of the Series 2007-A Notes are immediately due and payable as set forth in Section 5.03(a) of the Indenture, any funds remaining in the Reserve Account, after application of amounts therein on such date in accordance with Section 4.04(a), will be applied pursuant to Section 4.04(e) on such date. Upon the payment in full of the Series 2007-A Notes under the Indenture and this Indenture Supplement, any funds remaining in the Reserve Account will be treated as Shared Excess Principal Amounts available from Series 2007-A and applied to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One in accordance with Section 8.05(b) of the Indenture. Upon the payment in full of the Series 2007-A Notes under the Indenture and this Indenture Supplement and to the extent such amounts are not needed to cover Principal Shortfalls for other outstanding Series in Excess Principal Sharing Group One, as directed in writing by the Servicer, the Indenture Trustee shall distribute to the holders of the Transferor Interest, pursuant to the Trust Agreement, any amounts remaining on deposit in the Reserve Account. Upon any such distribution to the holders of the Transferor Interest as set forth in the preceding sentence, the Issuer, Transferor, Owner Trustee, Indenture Trustee, Series Enhancers and Noteholders will have no further rights in, or claims to, such amounts.
     Section 4.13. Determination of LIBOR.
     (a) On each Interest Determination Date, the Calculation Agent will determine LIBOR based on the rate displayed on the Designated LIBOR Page on such date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in United States dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in United States dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.
     With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in United States dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks in a principal amount that is representative of a single transaction in United States dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable

Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.
     (b) The Note Interest Rate applicable to the then-current and the immediately preceding Interest Periods may be obtained by contacting the Indenture Trustee at its Corporate Trust Office or such other contact information as may be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.
     (c) On each Interest Determination Date, the Indenture Trustee will send to the Servicer, the Issuer and the Administrator by facsimile transmission, notification of LIBOR for the following Interest Period.
ARTICLE V
DELIVERY OF SERIES 2007-A NOTES;
DISTRIBUTIONS; REPORTS TO SERIES 2007-A NOTEHOLDERS
     Section 5.01. Delivery and Payment for Series 2007-A Notes.
     The Indenture Trustee will execute the Series 2007-A Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee will deliver the Series 2007-A Notes to or upon the order of the Issuer when so authenticated.
     Section 5.02. Distributions.
     (a) On each Payment Date, the Paying Agent will distribute to each Series 2007-A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Series 2007-A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest on the Series 2007-A Notes pursuant to this Indenture Supplement.
     (b) On each Payment Date, the Paying Agent will distribute to each Series 2007-A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Series 2007-A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal on the Series 2007-A Notes pursuant to this Indenture Supplement.
     (c) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.
     (d) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2007-A Noteholders hereunder will be made (i) by wire transfer of immediately available funds to an account designated by the Series 2007-A Noteholders and (ii) without presentation or surrender of any Series 2007-A Notes or the making of any notation thereon.

     Section 5.03. Reports and Statements to Series 2007-A Noteholders.
     (a) Not later than the second Business Day preceding each Payment Date, the Servicer will mail or deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit B and Exhibit C form time to time.
     (b) On each Payment Date, the Paying Agent, on behalf of the Indenture Trustee, will deliver to each Series 2007-A Noteholder a copy of each statement or certificate delivered pursuant to paragraph (a).
     (c) On or before January 31 of each calendar year, beginning with calendar year 2006, the Paying Agent, on behalf of the Indenture Trustee, will furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2007-A Noteholder, a statement prepared by the Servicer containing the information that is required to be contained in the statement to Series 2007-A Noteholders, as set forth in paragraph (b) above, aggregated for such calendar year together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect. Any statement delivered pursuant to this paragraph (c) may be delivered by the Indenture Trustee by electronic transmission so long as the Indenture Trustee shall have provided each Series 2007-A Noteholder with free and open access (if required) to such statement.
     Section 5.04. Tax Treatment.
     Each of the parties to this Indenture Supplement hereby severally covenants and agrees, in each case as to itself individually, to treat the Series 2007-A Notes as indebtedness for applicable United States federal, state, and local income and franchise tax law and for purposes of any other tax imposed on, or measured by, income.
ARTICLE VI
SERIES 2007-A EARLY AMORTIZATION EVENTS
     Section 6.01. Series 2007-A Early Amortization Events.
     If any one of the Early Amortization Events specified in the Indenture or any one of the following events occurs with respect to the Series 2007-A Notes:
     (i) failure by the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable (a) to make any payment or deposit required by the terms of the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or this Indenture Supplement, including but not limited to any Transferor Deposit Amounts, on or before the date occurring two Business Days after the date such payment or deposit is required to be made, (b) to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days, (c) to comply with its covenant not to create any Lien on any Receivable, or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture or this Indenture Supplement which failure (in the case of this clause (d)) continues unremedied for a period of 45 days after the date on which notice of such failure requiring the same to be remedied, has been given to the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable, by the Indenture Trustee, or to the Issuer, the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable, and the Indenture Trustee by any Holder of a Series 2007-A Note;
     (ii) any representation or warranty made by (x) NMAC, as seller, in the Receivables Purchase Agreement or (y) the Transferor in the Transfer and Servicing Agreement, or any information required to be delivered by NMAC or the Transferor to identify the Accounts, proves to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer, NMAC or the Transferor, as applicable, by the Indenture Trustee, or to the Issuer, NMAC or the Transferor, as applicable, and the Indenture Trustee by any Holder of a Series 2007-A Note; provided, however, that an Early Amortization Event pursuant to this clause (ii) will not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;
     (iii) the occurrence of an Insolvency Event with respect to the Issuer, Transferor, NNA, NMAC or NML;
     (iv) a failure by the Transferor to transfer to the Issuer Receivables in Additional Accounts within ten Business Days after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement;
     (v) on any Payment Date, the Primary Series 2007-A Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 2007-A Overcollateralization Percentage and (ii) the Series 2007-A Initial Principal Amount; provided, that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (v), any reduction of the Primary Series 2007-A Overcollateralization Amount resulting from reallocations of the Series 2007-A Investor Available Principal Amounts to pay interest on the Series 2007-A Notes in the event LIBOR is equal to or greater than the Reference Rate upon which interest on the Receivables is calculated on the applicable Interest Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such Reference Rate for the next 30 consecutive days following such Interest Determination Date;
     (vi) any Servicer Default occurs, or NMAC no longer acts as Servicer under the Transfer and Servicing Agreement;
     (vii) on any Determination Date, the average of the Monthly Payment Rates for the three consecutive Collection Periods preceding such Determination Date is less than 25%;
     (viii) for two consecutive Determination Dates, the aggregate principal balance of Receivables relating to Used Vehicles and Pre-Owned Vehicles (net of amounts on deposit in the Cash Management Account relating to such Receivables) exceeds 20% of the Pool Balance as of the last day of the preceding Collection Period;
     (ix) for three consecutive Determination Dates, the amounts on deposit in the Excess Funding Account on each such Determination Date exceed 30% of the sum of the Invested Amounts of all outstanding Series issued by the Issuer;
     (x) the Series 2007-A Outstanding Principal Amount is not repaid in full on the Series 2007-A Expected Final Payment Date;
     (xi) the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940; or
     (xii) the occurrence of an Event of Default with respect to Series 2007-A Notes;
then, in the case of any event described in clauses (i), (ii) or (vi) above, an Early Amortization Event with respect to Series 2007-A will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 2007-A Noteholders holding Series 2007-A Notes evidencing more than 50% of the Series 2007-A Outstanding Principal Amount by written notice to the Transferor, NMAC, the Servicer and the Indenture Trustee (if given by Series 2007-A Noteholders), declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the Indenture or any event described in clause (iii), (iv), (v) or clauses (vii) through (xii) above, an Early Amortization Event with respect to Series 2007-A will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2007-A Noteholders immediately upon the occurrence of that event.
     If an Early Amortization Event (other than an Early Amortization Event specified in clause (iii) or (xi) above) has occurred and the Accumulation Period has not commenced, the Indenture Trustee shall request from Standard & Poor’s and Moody’s a confirmation that recommencement of the Revolving Period will not cause a reduction or withdrawal of the ratings of the Series 2007-A Notes (if the Series 2007-A Notes are then rated by Standard & Poor’s and Moody’s). If the Series 2007-A Noteholders holding Series 2007-A Notes evidencing more than 50% of the Series 2007-A Outstanding Principal Amount consent to the recommencement of the

Revolving Period and Standard & Poor’s and Moody’s (if the Series 2007-A Notes are then rated by Standard & Poor’s and Moody’s) have notified the Indenture Trustee that recommencement of the Revolving Period will not cause a reduction or withdrawal of the ratings of the Series 2007-A Notes, the related Early Amortization Event shall terminate and the Revolving Period shall recommence. Notwithstanding anything to the contrary herein, if an Early Amortization Event specified in clause (iii) or (xi) above has occurred, the Revolving Period shall not recommence under any circumstances.
ARTICLE VII
REDEMPTION OF SERIES 2007-A NOTES;
SERIES FINAL MATURITY; FINAL DISTRIBUTIONS
     Section 7.01. Redemption of Series 2007-A Notes.
     (a) On any day occurring on or after the date on which the Series 2007-A Outstanding Principal Amount is reduced to 10% or less of the Series 2007-A Initial Principal Amount, the Issuer will have the option to redeem the Series 2007-A Notes, in whole but not in part, at a redemption price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.
     (b) The Issuer will give the Servicer and the Indenture Trustee at least 30 days prior written notice of the date on which the Issuer intends to exercise its option to redeem the Series 2007-A Notes. Not later than 12:00 noon, New York City time, on the date on which the Issuer is to redeem the Series 2007-A Notes, the Issuer will deposit into the Collection Account in immediately available funds an amount equal to the excess of the Reassignment Amount over amounts then on deposit in the Collection Account and available to be applied to the payment of the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Series 2007-A Invested Amount will be reduced to zero and the Series 2007-A Noteholders will have no further interest in the Receivables. The Reassignment Amount will be distributed in the manner set forth in Section 7.02.
     Section 7.02. Series Final Maturity.
     (a) The amount to be paid by the Transferor with respect to Series 2007-A in connection with reassignment of the Noteholders’ Collateral pursuant to Section 2.03 of the Transfer and Servicing Agreement will be the Reassignment Amount for the first Payment Date following the Collection Period in which the reassignment obligation arises under the Transfer and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.03 of the Transfer and Servicing Agreement, the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 hereof and the proceeds from any Foreclosure Remedy pursuant to Section 5.05 of the Indenture, the Indenture Trustee will, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Payment Date, make distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (A) the Series 2007-A Outstanding Principal Amount on such Payment Date will be distributed to the Paying Agent for payment to the Series 2007-A Noteholders and (B) an amount equal to the sum of (1) Monthly Interest for such Payment Date, (2) any Monthly Interest previously due but not distributed to the Series 2007-A Noteholders on any prior Payment Date and (3) Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed to the Series 2007-A Noteholders on any prior Payment Date will be distributed to the Paying Agent for payment to the Series 2007-A Noteholders.
     (b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.02(a) for payment to the Series 2007-A Noteholders will be deemed distributed in full to the Series 2007-A Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and will be deemed to be a final distribution pursuant to Section 11.02 of the Indenture.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     Section 8.01. Ratification of Agreement. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.
     Section 8.02. Form of Delivery of Series 2007-A Notes. The Series 2007-A Notes will be delivered as Registered Notes as provided in Section 2.03 of the Indenture.
     Section 8.03. Compliance with Regulation AB. The Indenture Trustee and the Issuer shall perform, and the Issuer shall instruct the Servicer and the Administrator to perform, all duties and obligations applicable to or required of the Issuer set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.
     Section 8.04. Amendments and Waivers.
     (a) This Indenture Supplement may only be amended, modified or supplemented, and the terms hereof may only be waived, in accordance with Section 10.01 or 10.02 of the Indenture, as applicable.
     (b) If, at any time and from time to time when the Series 2007-A Notes are outstanding, the Issuer determines that an amendment to this Indenture Supplement is desirable for the Issuer to issue additional Series 2007-A Notes, then the Issuer and the Indenture Trustee may enter into such amendment without obtaining the consent of the Series 2007-A Noteholders; provided, that (a) the Rating Agency Condition has been satisfied, (b) the Issuer has delivered to the Indenture Trustee and the Owner Trustee a Required Federal Income Tax Opinion and (c) the Series 2007-A Invested Amount of the Series 2007-A Notes and all amounts relating to the Series 2007-A Overcollateralization Amount shall be adjusted proportionately.

     (c) Upon (i) repayment of the Series 2005-A Notes and (ii) after the Issuer has received consent of the applicable percentage of the Warehouse Series Notes (as evidenced by an Officer’s Certificate by the Issuer or the Servicer to the Indenture Trustee), the following amendments shall take affect immediately without further action by either the Issuer or the Indenture Trustee:
     (A) The definition of “Event of Default” in the Annex of Definitions shall be replaced in its entirety with the following:
““Event of Default” for any Series, means any of the following as well as any other Events of Default described in the related Indenture Supplement:
(1) the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;
(2) the Issuer fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of thirty five (35) days;
(3) the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuer; or
(4) the Issuer fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 45 days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal balance of the affected Series.”
     (d) If, at any time and from time to time after repayment of the Series 2005-A Notes and receipt of consent of the applicable percentage of the Warehouse Series Notes (as evidenced by an Officer’s Certificate by the Issuer or the Servicer to the Indenture Trustee), when the Series 2007-A Notes are outstanding, the Issuer determines that an amendment to this Indenture Supplement or the Indenture is desirable to conform to the prospectus supplement dated March 23, 2007 and the base prospectus dated March 22, 2007, relating to the issuance of the Series 2007-A Notes, then the Issuer and the Indenture Trustee may enter into such amendment without obtaining the consent of the Series 2007-A Noteholders; provided, that (i) the Issuer has delivered notice of such amendment to Moody’s and (ii) the Rating Agency Condition with respect to Standard & Poor’s has been satisfied.
     Section 8.05. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which will be an original, but all of which will constitute one and the same instrument.
     Section 8.06. Governing Law. THIS INDENTURE SUPPLEMENT AND EACH SERIES 2007-A NOTE ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

     Section 8.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and are not intended to affect the construction hereof.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective authorized officers, all as of the day and year first written above.

NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer
By:	Wilmington Trust Company, not in its individual
capacity, but solely as Owner Trustee

By:	/s/ Dorri E. Wolhar
	Name:	Dorri E. Wolhar
	Title:	Financial Services Officer

THE BANK OF NEW YORK (as successor-in-interest to JPMorgan Chase Bank, National Association), not in its individual capacity, but solely as Indenture Trustee
By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Assistant Treasurer

S-1

EXHIBIT A
FORM OF
NISSAN MASTER OWNER TRUST RECEIVABLES,
SERIES 2007-A NOTE
     UNLESS THIS SERIES 2007-A NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SERIES 2007-A NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 2007-A NOTE MAY BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS SERIES 2007-A NOTE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THIS SERIES 2007-A NOTE, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL PRINCIPAL AMOUNT SHOWN BELOW. ANYONE ACQUIRING THIS SERIES 2007-A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 2007-A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THIS SERIES 2007-A NOTE, THE INDENTURE TRUSTEE IS THE BANK OF NEW YORK (AS SUCCESSOR-IN-INTEREST TO JPMORGAN CHASE BANK, NATIONAL ASSOCIATION).
     THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR NISSAN WHOLESALE RECEIVABLES CORPORATION II, NISSAN MOTOR ACCEPTANCE CORPORATION, NISSAN NORTH AMERICA, INC., NISSAN MOTOR CO., LTD., ANY TRUSTEE OR ANY OF THEIR AFFILIATES.
     THE HOLDER OF THIS SERIES 2007-A NOTE, BY ACCEPTANCE OF THIS SERIES 2007-A NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREES TO TREAT THE SERIES 2007-A NOTES AS INDEBTEDNESS FOR APPLICABLE UNITED STATES FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.
     THE HOLDER OF THIS SERIES 2007-A NOTE SHALL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974,

AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, (EACH, A “BENEFIT PLAN”); OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THE SERIES 2007-A NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

Registered	$

No. R-___	Cusip No.
ISIN No.
NISSAN MASTER OWNER TRUST RECEIVABLES,
SERIES 2007-A NOTE
     Nissan Master Owner Trust Receivables (herein referred to as the “Issuer”), a Delaware statutory trust formed by a Trust Agreement dated as of May 13, 2003, as amended and restated by an Amended and Restated Trust Agreement, dated as of October 15, 2003, for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, the principal sum of $                    , or such lesser amount, as determined in accordance with the Indenture (referred to herein) and the Indenture Supplement (referred to herein), on the Series 2007-A Final Maturity Date, except as otherwise provided below or in the Indenture Supplement. The Issuer will pay interest on the unpaid principal amount of this Series 2007-A Note at the Note Interest Rate on each Payment Date until the principal amount of this Series 2007-A Note is paid in full. Interest on this Series 2007-A Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Series 2007-A Issuance Date to but excluding such Payment Date. Interest will be computed as provided in the Indenture Supplement. Principal of this Series 2007-A Note will be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Series 2007-A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is made to the further provisions of this Series 2007-A Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Series 2007-A Note.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Series 2007-A Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Series 2007-A Note to be duly executed.

NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer
By:	WILMINGTON TRUST COMPANY, not in its individual
capacity, but solely as Owner Trustee

By
Name:
Title:

Dated: May ___, 2007
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the Series described therein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK (as successor-in-interest to JPMorgan Chase Bank, National Association), not in its individual capacity, but solely as Indenture Trustee
By
Name:
Title:

NISSAN MASTER OWNER TRUST RECEIVABLES,
SERIES 2007-A NOTE
Summary of Terms and Conditions
     This Series 2007-A Note is one of a duly authorized issue of Notes of the Issuer, designated as the Nissan Master Owner Trust Receivables, Series 2007-A Note (the “Series 2007-A Notes”), issued under the Amended and Restated Indenture, dated as of October 15, 2003 (the “Indenture”), between the Issuer and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, National Association), as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2007-A Indenture Supplement, dated as of May 30, 2007, (the “Indenture Supplement”), between the Issuer and the Indenture Trustee and representing the right to receive certain payments from the Issuer. The term Indenture, unless the context otherwise requires, refers to the Indenture as supplemented by the Indenture Supplement. The Series 2007-A Notes are subject to all of the terms of the Indenture and the Indenture Supplement. All terms used in this Series 2007-A Note that are defined in the Annex of Definitions relating to the Indenture and the other Transaction Documents or the Indenture Supplement have the meanings assigned to them in or pursuant thereto, as applicable. In the event of any conflict or inconsistency between the Annex of Definitions or the Indenture Supplement, as applicable, and this Series 2007-A Note, the Annex of Definitions or the Indenture Supplement, as applicable, controls.
     The Series 2007-A Noteholder, by its acceptance of this Series 2007-A Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Series 2007-A Note for payment hereunder and that the Indenture Trustee is not liable to the Series 2007-A Noteholders for any amount payable under this Series 2007-A Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.
     This Series 2007-A Note does not purport to summarize the Indenture and reference is made to the Indenture and the Indenture Supplement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.
     The Series 2007-A Initial Principal Amount is $1,000,000,000. The Series 2007-A Outstanding Principal Amount on any date of determination will be an amount equal to (a) the Series 2007-A Initial Principal Amount, minus (b) the aggregate amount of principal payments made to the Series 2007-A Noteholders on or before such date. Payments of principal of the Series 2007-A Notes will be made in accordance with the provisions of the Indenture and the Indenture Supplement.
     Subject to the terms and conditions of the Indenture and the Trust Agreement, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of Notes. The Series 2007-A Notes are included in Excess Interest Sharing Group One and Excess Principal Sharing Group One.
     On each Payment Date, the Paying Agent will distribute to each Series 2007-A Noteholder of record on the related Record Date (except for the final distribution in respect of this Series 2007-A Note) such Series 2007-A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Series 2007-A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to a final distribution, distributions to the Series 2007-A Noteholders shall be made (i) on the due date thereof, to an account designated by the holder of this Series 2007-A Note, in United States dollars and in immediately available funds and (ii) without presentation or surrender of any Series 2007-A Note or the making of any notation thereon. Final payment of this Series 2007-A Note will be made only upon presentation and surrender of this Series 2007-A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Series 2007-A Noteholders in accordance with the Indenture.
     On any day occurring on or after the date on which the Series 2007-A Outstanding Principal Amount is reduced to 10% or less of the Series 2007-A Initial Principal Amount, the Issuer will have the option to redeem the Series 2007-A Notes, at a purchase price equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day.
     This Series 2007-A Note does not represent an obligation of, or an interest in, the Transferor, Nissan Motor Acceptance Corporation, Nissan Motor Co., Ltd. or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.
     Each Series 2007-A Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.
     The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee will treat the person in whose name this Series 2007-A Note is registered as the owner hereof for all purposes, and none of the Issuer, the Transferor, the Indenture Trustee or any agent of the Issuer, Transferor or the Indenture Trustee will be affected by notice to the contrary.
     THIS SERIES 2007-A NOTE IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT
     Social Security or other identifying number of assignee
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Series 2007–A Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
     Dated:                                          1
     Signature Guaranteed:

1	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B
FORM OF MONTHLY SERVICER’S STATEMENT

B-1

EXHIBIT C
FORM OF AUTHORIZED OFFICER CERTIFICATE
[Name of Servicer]
NISSAN MASTER OWNER TRUST RECEIVABLES,
SERIES 2007-A
     Pursuant to Section 3.04 of the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as in effect on the date hereof, the “Transfer and Servicing Agreement”), among Nissan Wholesale Receivables Corporation II, as transferor (the “Transferor”), Nissan Master Owner Trust Receivables, as issuer (the “Issuer”) and Nissan Motor Acceptance Corporation, as servicer (the “Servicer”) and Section 5.03(a) of the Indenture Supplement, dated as of May 30, 2007 (as in effect on the date hereof, the “Indenture Supplement”) to the Amended and Restated Indenture, dated as of October 15, 2003 (as in effect on the date hereof, the “Base Indenture”; and together with the Indenture Supplement, the “Indenture”), each between the Issuer and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, National Association), as indenture trustee (the “Indenture Trustee”), the Servicer is required to prepare a Payment Date Statement. The undersigned, a duly Authorized Officer of the Servicer, does hereby certify in this Certificate (this “Certificate”):
     (i) Capitalized terms used in this Certificate have their respective meanings set forth in the Annex of Definitions attached to the Indenture and the other Transaction Documents or the Indenture Supplement, as applicable.
     (ii) This Certificate is being delivered pursuant to Section 5.03(a) of the Indenture Supplement.
     (iii) The undersigned is the Servicer under the Indenture and the Transfer and Servicing Agreement. The undersigned is an Authorized Officer of the Servicer.
     (iv) The date of this Certificate is on, or prior to, the Determination Date related to the Payment Date occurring on                     .
     (v) As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Indenture and the Transfer and Servicing Agreement through the Collection Period preceding such Payment Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Transferor and Servicer, if any, to remedy such default and (iii) the current status of each such default].
     (vi) As of the date hereof, no Early Amortization Event or Event of Default has occurred and is continuing under (and as defined in) the Indenture and, to the best knowledge of the undersigned, no event or condition exists which

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with notice and/or the passage of time, would constitute an Early Amortization Event or Event of Default.
     (vii) The Payment Date Statement with respect to the Payment Date occurring on                      is true, complete and accurate in all material respects.
     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ___ day of ___.

[	],
as Servicer

By:
Name:
Title

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APPENDIX A
REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS
PART I
DEFINED TERMS
Section 1.01. As used in this Appendix A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Appendix A that are defined in the Agreement to which this Appendix A is attached shall have the same meanings herein as in the Agreement:
     “Commission”: The United States Securities and Exchange Commission.
     “Regulation AB”: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Securities Act”: The Securities Act of 1933, as amended.
PART II
COMPLIANCE WITH REGULATION AB
Section 2.01. Intent of the Parties; Reasonableness.
     Each of the Issuer, Indenture Trustee, the Transferor and the Servicer acknowledges and agrees that the purpose of Part II of this Appendix A is to facilitate compliance by the Issuer, the Indenture Trusteee, the Transferor, and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.
     Neither the Issuer nor the Transferor shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Indenture Trustee, the Transferor and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Servicer hereby agrees to reasonably comply with all reasonable requests made by the Issuer (including any of its assignees or designees) or the Transferor, as the case may be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports, and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB.
     Notwithstanding the foregoing, the parties hereby agree to comply with all applicable sections of Regulation AB, including, without limitation, Items 1122 and 1123 of Regulation AB, which includes the delivery by the Servicer of compliance statements and assessment and attestation reports, and the Servicer shall obtain from each party participating in the servicing function the reports required by Items 1122 and 1123 of Regulation AB.